EXHIBIT 3

Arcadia Opportunity Master Fund, Ltd.
c/o Arcadia Capital Advisors, LLC
175 Great Neck Road, Suite 406
Great Neck, NY 11021

January 14, 2010

BY FEDEX, FACSIMILE AND E-MAIL

CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, New Hampshire, 03833
Attention: Corporate Secretary

Re:	Notice of Shareholder Nomination of Individuals for Election as Directors of CPEX Pharmaceuticals, Inc.

Ladies and Gentlemen:

This letter shall serve to satisfy the notice requirements of Article II, Section 14 of the Amended and Restated Bylaws (the “Bylaws”) of CPEX Pharmaceuticals, Inc. (the “Company” or “CPEX”) as to Arcadia Opportunity Master Fund, Ltd. (“Arcadia”) nominating individuals for election to the Board of Directors of CPEX (the “Board”) at the 2010 Annual Meeting of Stockholders of the Company, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).

This letter and all Exhibits attached hereto are collectively referred to as the “Notice.” Arcadia is the direct beneficial owner of 99,367 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). As disclosed in a Schedule 13D filed with the Securities and Exchange Commission (“SEC”) on January 7, 2010 (as it may be amended from time to time, the “Schedule 13D”), Arcadia is part of a “group” which collectively is the beneficial owner of 309,525 shares of Common Stock, representing 12.2% of all of the outstanding shares of Common Stock, making Arcadia the largest outside stockholder of the Company. All information contained in the Schedule 13D is incorporated by reference herein and, accordingly, all information contained in this Notice is supplemented thereby.

Through this Notice, Arcadia hereby nominates and notifies you of its intent to nominate each of Richard S. Rofé; Robert J. Hariri, MD, PhD; Christopher Boies; John S. Althaus; A. Joseph Rudick, MD; and James H. Dennedy as nominees (the “Nominees”) to be elected to the Board, as further described below.

Our understanding is that the entire Board currently consists of 5 members, divided into 3 classes: Class I, which has two members with a term expiring in 2012; Class II, which has one member with a term expiring in 2010; and Class III, which has two members with a term expiring in 2011. Thus, at present, only the sole Class II director is up for election at the Annual Meeting. However, we hereby respectfully request the Board to take immediate action to increase the size of the Board from five (5) to eleven (11), and to fill the vacancies with the six Nominees, two of which would go into each of Class I, Class II, and Class III. Further, we respectfully request the Board act on the nomination of Mr. Rofé and Mr. Boies (who would be the new Class II directors), in addition to Mr. Fernandez (or a successor), at the Annual Meeting.

As an alternative course of action (in the event the Board elects not to take the actions specified above), it is our intention to submit a set of proposals for the Annual Meeting which would collectively provide for the shareholders of the Company to vote to authorize, among other things, a de-classification of the Board and an expansion of the Board from five to eleven members, all of which would be up for election at the Annual Meeting. If such actions are validly authorized, we hereby nominate each of the Nominees to stand for election at the Annual Meeting.

At a minimum, we hereby nominate Richard S. Rofé to fill the Class II director seat that is up for election at the Annual Meeting. For the avoidance of doubt, by virtue of this letter we are nominating individuals to fill the number of seats that are ultimately up for election at the Annual Meeting, in the order in which the Nominees are listed above. Further, to the extent there are in excess of six (6) seats on the Board to be filled by election at the Annual Meeting, Arcadia reserves the right to nominate additional nominees to be elected to the Board at the Annual Meeting. If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any of the Nominees at the Annual Meeting, or if any individual Nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to the remaining Nominee(s) and as to any replacement Nominee(s) selected by Arcadia.

Arcadia’s record address is c/o Ogier Fiduciary Services (Cayman) Limited, Queensgate House, South Church Street, PO Box 1234, Grand Cayman KY1-1108, Cayman Islands. Arcadia hereby represents that (i) it intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees for election to the Board; and (ii) no hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, Arcadia with respect to any share of stock of the Company. Other than as set forth above, Arcadia does not own of record or beneficially, or represent by proxy, any shares of Common Stock. Arcadia does not believe the record date for the Annual Meeting is publicly available. Other than as stated herein, there are no arrangements or understandings between Arcadia and the Nominees or any other person or persons pursuant to which the nominations described herein are to be made. The principal business of Arcadia is serving as a private investment fund. Arcadia has been formed for the purpose of making equity investments and, on occasion, taking an active role in the management of portfolio companies in order to enhance shareholder value. Purchases and sales of Common Stock by Arcadia during the past two years are set forth on Exhibit C hereto.

Set forth on Exhibit A hereto is certain information regarding each Nominee called for by the Bylaws. Further, except as set forth in this Notice (including the Exhibits hereto), (i) during the past 10 years, no Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Nominee directly or indirectly beneficially owns any securities of CPEX; (iii) no Nominee owns any securities of CPEX which are owned of record but not beneficially; (iv) no Nominee has purchased or sold any securities of CPEX during the past two years; (v) no part of the purchase price or market value of the securities of CPEX owned by any Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of CPEX, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Nominee owns beneficially, directly or indirectly, any securities of CPEX; (viii) no Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of CPEX; (ix) no Nominee or any of his associates was a party to any transaction, or series of similar transactions, since the beginning of CPEX’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which CPEX or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Nominee or any of his associates has any arrangement or understanding with any person with respect to any future employment by CPEX or its affiliates, or with respect to any future transactions to which CPEX or any of its affiliates will or may be a party; and (xi) no Nominee has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting. There are no material proceedings to which any Nominee or any of his associates is a party adverse to CPEX or any of its subsidiaries or has a material interest adverse to CPEX or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(6) of Regulation S-K of the Exchange Act occurred during the past five years.

Each of the Nominees has consented to be named as a nominee in this Notice, to be named as a nominee in any proxy statement filed by Arcadia in connection with the solicitation of proxies from CPEX’s shareholders in connection with the Annual Meeting and to serve as a director of CPEX, if so elected. Such consents are attached hereto as Exhibit B.

In addition to the information provided in this Notice, Arcadia will promptly provide any and all additional information reasonably required by the Company pursuant to the Bylaws or the Amended and Restated Certificate of Incorporation of the Company. Please address any correspondence to Arcadia Opportunity Master Fund, Ltd., c/o Arcadia Capital Advisors, LLC, 175 Great Neck Road, Suite 406, Great Neck, NY 11021, Attention: Richard Rofé, telephone (516) 466-5258, facsimile (516) 466-7709 (with a copy to our counsel, Sadis & Goldberg, LLP, 551 Fifth Avenue, New York, New York 10176, Attention: Paul D. Fasciano, Esq., telephone (212) 573-8025, facsimile (212) 573-8026). The giving of this Notice is not an admission that the procedures for notice contained in the Bylaws are legal, valid or binding, and Arcadia reserves the right to challenge their validity.

Very truly yours,

ARCADIA OPPORTUNITY MASTER FUND, LTD.

By: Arcadia Capital Advisors, LLC, its Investment Manager

By:	/s/ Richard Rofé

Richard Rofé
Managing Director

EXHIBIT A

Richard S. Rofé (age 45) leads Arcadia Capital Advisors, LLC. Before forming Arcadia Capital Advisors, Mr. Rofé was a successful entrepreneur with multiple successes in founding, growing, financing and selling companies in a variety of industries. Notably, Mr. Rofé founded Wow Wings® which he grew nationally before licensing the brand to Tyson Foods (NYSE: TSN) and Pilgrim’s Pride Corp (NYSE: PPC). Alongside other entrepreneurial ventures, in 1999 Mr. Rofé founded DataBites, Inc., a computer software company that won various industry awards including “Best of Show” at Internet World 2000. After successfully selling DataBites, Inc. to divine, Inc. (NASDAQ: DVIN) in May 2001 Mr. Rofé joined the company’s M&A group as Executive VP. During his tenure at divine the M&A team acquired over 30 companies in less than 2 years. Mr. Rofé was contractually bound to divine, Inc. until February 2003. Post divine and prior to Arcadia Capital Advisors, Mr. Rofé co-founded two activist investment advisory firms which generated ideas and strategies in the micro and small cap space for large hedge fund clients. Mr. Rofé is a graduate of the George Washington University.

The business address of Mr. Rofé is 175 Great Neck Road, Suite 406, Great Neck, NY 11021. The residence address of Mr. Rofé is 54 Meadow Woods Road, Great Neck, NY 11020. The principal occupation or employment of Mr. Rofé is President and Portfolio Manager, Arcadia Capital Advisors, LLC. Mr. Rofe does not own, beneficially or of record, and has not purchased or sold during the past two years, any shares of capital stock of the Company (other than by virtue of being affiliated with and an investor in Arcadia). For information regarding purchases and sales during the past two years by Arcadia of securities of CPEX, see Exhibit C.

Robert J. Hariri, MD, PhD. (age 50), has been the Chief Executive Officer, Cellular Therapeutics Division of Celgene Corporation since 2005. Dr. Hariri serves as the Chief Executive Officer of LifebankUSA. He served as President, Cellular Therapeutics Division of Celgene Corporation from 2002 to 2005. Prior to joining Celgene, Dr. Hariri was Founder of Anthrogenesis Corp./LIFEBANK, Inc. and served as its Chief Scientific Officer. From 1987 to 1994, he was a Co-Founder of Neuordynamics and served as its Chief Scientific Officer. He also arranged and negotiated initial private seed investment and private placement with Johnson & Johnson, Inc. While at Cornell, he served as the Director of The Center for Trauma Research. Dr. Hariri served as the Chairman of Anthrogenesis Corp./LIFEBANK Inc. From 1987 to 1994, Dr. Hariri was Co-founder and Vice Chairman of Neuordynamics. He has been a Director of WaferGen Biosystems, Inc. since May 2009. He has been a Director of IR Biosciences Holdings Inc. since April 24, 2007 and ImmuneRegen BioSciences Inc. since April 2007. Dr. Hariri serves as a Director of Semorex Inc., Vemics and Plasmasol Corporation. He serves as a Director of Rocket Racing, Inc. He has held academic positions at Cornell University Medical College Cornell University Graduate School of Medical Sciences. Dr. Hariri has also played a prominent medical role at Cornell University Medical College, The New York Hospital-Cornell Medical Center and The Jamaica Hospital-Cornell Trauma Center. He is a member of the board of visitors of the Columbia University Fu Foundation School of Engineering and Applied Sciences and the Science and Technology Council of the Columbia University College of Physicians and Surgeons, and is a member of the scientific advisory board for the Archon X PRIZE for Genomics, which is awarded by the X Prize Foundation. Dr. Hariri received his Medical Degree and Ph.D from Cornell University and was awarded a Bachelor of Arts Degree from Columbia College.

The business address of Mr. Hariri is 86 Morris Avenue, Summit, NJ 07901. The residence address of Mr. Hariri is 341 Mendham Road, Bernardsville, NJ 07924. The principal occupation or employment of Mr. Hariri is Chief Executive Officer, Cellular Therapeutics Division of Celgene Corporation. Mr. Hariri does not own, beneficially or of record, and has not purchased or sold during the past two years, any shares of capital stock of the Company.

Mr. Christopher Boies (age 42) is a Partner Boies, Schiller & Flexner LLP. His main practice areas include mergers and acquisitions, corporate finance, and corporate governance work. He heads the firm’s Corporate practice, which he developed. Mr. Boies has represented a multitude of prominent corporate and individual clients including: several major energy companies, numerous international financial and investment groups, a variety of manufacturing and industrial concerns and public and private company Boards of Directors in a number of important transactional matters involving mergers and acquisitions advisory work, project and corporate finance matters, corporate governance advice and contract interpretation, construction and amendment issues. Prior to joining Boies, Schiller & Flexner LLP, Mr. Boies was an investment banking associate in the Project Finance group at Credit Suisse First Boston and an associate at Sullivan & Cromwell in New York City. Mr. Boies earned his undergraduate Hamilton College, B.A., summa cum laude and his law degree from Yale Law School.

The business address of Mr. Boies is 575 Lexington Avenue, # 7, New York, NY 10022. The residence address of Mr. Boies is 117 Whitlockville Rd, Katonah, NY. 10536. The principal occupation or employment of Mr. Boies is a Partner with Boies, Schiller & Flexner LLP. Mr. Boies does not own, beneficially or of record, and has not purchased or sold during the past two years, any shares of capital stock of the Company.

John S. Althaus (age 56) Mr. Althaus currently serves as Senior Scientist, BD Diagnostic – Ann Arbor where he manages process development regarding the manufacture of an automated platform for DNA-based identification of hospital-borne infectious diseases world-wide. Mr. Althaus’ professional career spans 30+ years of scientific research and development in academia and industry and business development in industry. His industry experience includes employment in pharmaceutical, biotechnology and medical device businesses. Mr. Althaus was a faculty research associate at the University of Virginia, Department of Anesthesiology, where he investigated the impact of anesthesia on neurotransmitter mechanisms in peripheral and central nervous systems. While at Pharmacia & Upjohn and the Upjohn Companies, Mr. Althaus became an expert in free-radical-dependent drug therapies in the treatment of neurological diseases and traumatic brain injury. He was a member of the discovery, research and development team that produced the drug Mirapex, a treatment for Parkinson’s disease. He was also a member of the discovery, research and development team that produced the drug Freedox, a treatment for brain hemorrhage. Mr. Althaus has presented lectures nationally and internationally as the scientific liaison for marketing regarding the promotion of Freedox. While at Parke-Davis/Pfizer, Mr. Althaus designed, built and managed a bioanalytical research laboratory. The goal of the laboratory was the discovery, development and use of biomarkers to evaluate drug efficacy in clinical trials. Tyrosine nitration and halogenation as biomarkers of disease-dependent free radical injury were found to be diagnostic in arthrosclerosis, Parkinson’s disease and broncopulmonary displasia. Mr. Althaus next joined HandyLab, Inc., a microfluidic biotechnology company that manufactures DNA diagnostic medical devices. Mr. Althaus was the main author and principal investigator of a $2 million NIST ATP grant to develop and commercialize electrochemical detection of DNA diagnostic medical devices. Mr. Althaus then because Vice President, Advanced Technology for Adeona where he invented FreeBound™, a diagnostic for the detection of plasma free copper. Elevated plasma free copper is believed to have potential prognosticative utility in Alzheimer’s disease as well as Wilson’s disease. Prior to his position with Adeona, Mr. Althaus was the founder of Holomics, Inc., a diagnostic device company. Mr. Althaus is a co-inventor on 14 patents and patent applications and a co-author on 52 peer-reviewed publications. Mr. Althaus received his MS in biochemistry from the University of Maryland and his MBA in general studies from Western Michigan University.

The business address of Mr. Althaus is 5230 South State Road, Suite 100, Ann Arbor, MI 48108. The residence address of Mr. Althaus is 3053 Burr Stone Court, Saline, MI 48176. The principal occupation or employment of Mr. Althaus is Senior Scientist, BD Diagnostic. Mr. Althaus does not own, beneficially or of record, and has not purchased or sold during the past two years, any shares of capital stock of the Company.

A. Joseph Rudick, MD (age 52) is the Vice President, Business Development, The Alchemy Portfolio. Prior to his affiliation with The Alchemy Portfolio, Mr Rudick served as Pipex Neurosciences, Inc. (PPXP), where he also served as Chief Medical Officer. Prior to his affiliation with Pipex, he served as Vice President of Paramount Capital, where he was involved in all facets of bio-tech venture capital, including technology identification, license negotiation and funding. He was also a Registered Representative involved with private placement equity funding. His prior board of director experience includes Pipex Pharmaceuticals, Inc. (PPXP) and Optex Opthalmics. Mr Rudick earned his undergraduate degree from Williams College and his Medical Degree from The University of Pennsylvania School of Medicine, Alpha Omega Alpha (medical honor society).

The business address of Mr. Rudick is 150 Broadway, Suite 1800, New York, NY 10038. The residence address of Mr. Rudick is 1112 Park Avenue #4B, New York, NY. 10128. The principal occupation or employment of Mr. Rudick is Vice President, Business Development, The Alchemy Portfolio. Mr. Rudick does not own, beneficially or of record, and has not purchased or sold during the past two years, any shares of capital stock of the Company.

Mr. James H. Dennedy (age 45) serves as Chief Investment Officer at Arcadia Capital Advisors, LLC. From November 2004 to August 2007, he was the Chairman, President, and Chief Executive Officer at Engyro Corporation. From September 2003 to November 2004, Mr. Dennedy was a Managing Partner at Mitchell-Wright, LLC. He served as the President and Chief Operating Officer at divine Managed Services as well as the Global Vice President at marchFirst, Inc., from March 1999 to March 2001. Mr. Dennedy has more than 15 years of management experience and is a leader in corporate development, completing numerous private equity transactions with successful U.S. and European companies, and directing dozens of strategic combinations with both private and public companies. He was an entrepreneurial founder and managing partner of a systems consulting, development and hosting company delivering Internet-based solutions. Mr. Dennedy is a Director of NaviSite, Inc. since January 27, 2003. He is also the Chairman of Audit Committee and a Member of the Compensation Committee of NaviSite, Inc. Before being taken private, Mr. Dennedy served as a Director of Entrust, Inc. and I-many, Inc. He serves on the Executive Board of the Economics Department, Williams College of Business, and Xavier University. He holds a B.S. degree in Economics from the United States Air Force Academy, an M.A. degree in Economics from the University of Colorado, and an M.B.A. degree from Ohio State University.

The business address of Mr. Dennedy is 175 Great Neck Road, Suite 406, Great Neck, NY 11021. The residence address of Mr. Dennedy is 6177 Hathaway Road, Lebanon, OH 45036. The principal occupation or employment of Mr. Dennedy is Chief Investment Officer, Arcadia Capital Advisors, LLC. Mr. Dennedy does not own, beneficially or of record, and has not purchased or sold during the past two years, any shares of capital stock of the Company (other than by virtue of being an investor in Arcadia). For information regarding purchases and sales during the past two years by Arcadia of securities of CPEX, see Exhibit C.

EXHIBIT B

January 13, 2010

CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, New Hampshire, 03833
Attn: Corporate Secretary

Ladies and Gentlemen:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Arcadia Opportunity Master Fund, Ltd. (“Arcadia”) of its intention to nominate the undersigned as a director of CPEX Pharmaceuticals, Inc. (“CPEX”) at the 2010 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Arcadia in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of CPEX if elected at the Annual Meeting.

Very truly yours,

/s/ Richard S. Rofé

Richard S. Rofé

January 13, 2010

CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, New Hampshire, 03833
Attn: Corporate Secretary

Ladies and Gentlemen:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Arcadia Opportunity Master Fund, Ltd. (“Arcadia”) of its intention to nominate the undersigned as a director of CPEX Pharmaceuticals, Inc. (“CPEX”) at the 2010 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Arcadia in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of CPEX if elected at the Annual Meeting.

Very truly yours,

/s/ Robert J. Hariri

Robert J. Hariri

January 13, 2010

CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, New Hampshire, 03833
Attn: Corporate Secretary

Ladies and Gentlemen:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Arcadia Opportunity Master Fund, Ltd. (“Arcadia”) of its intention to nominate the undersigned as a director of CPEX Pharmaceuticals, Inc. (“CPEX”) at the 2010 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Arcadia in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of CPEX if elected at the Annual Meeting.

Very truly yours,

/s/ Christopher Boies

Christopher Boies

January 13, 2010

CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, New Hampshire, 03833
Attn: Corporate Secretary

Ladies and Gentlemen:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Arcadia Opportunity Master Fund, Ltd. (“Arcadia”) of its intention to nominate the undersigned as a director of CPEX Pharmaceuticals, Inc. (“CPEX”) at the 2010 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Arcadia in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of CPEX if elected at the Annual Meeting.

Very truly yours,

/s/ John S. Althaus

John S. Althaus

January 13, 2010

CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, New Hampshire, 03833
Attn: Corporate Secretary

Ladies and Gentlemen:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Arcadia Opportunity Master Fund, Ltd. (“Arcadia”) of its intention to nominate the undersigned as a director of CPEX Pharmaceuticals, Inc. (“CPEX”) at the 2010 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Arcadia in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of CPEX if elected at the Annual Meeting.

Very truly yours,

/s/ A. Joseph Rudick

A. Joseph Rudick

January 13, 2010

CPEX Pharmaceuticals, Inc.
2 Holland Way
Exeter, New Hampshire, 03833
Attn: Corporate Secretary

Ladies and Gentlemen:

You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Arcadia Opportunity Master Fund, Ltd. (“Arcadia”) of its intention to nominate the undersigned as a director of CPEX Pharmaceuticals, Inc. (“CPEX”) at the 2010 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”), (ii) being named as a nominee in any proxy statement filed by Arcadia in connection with the solicitation of proxies or written consents for election of the undersigned at the Annual Meeting, and (iii) serving as a director of CPEX if elected at the Annual Meeting.

Very truly yours,

/s/ James H. Dennedy

James H. Dennedy

EXHIBIT C

Arcadia Opportunity Master Fund, Ltd.

Date	Type	No. Shares	Price per Share

1/12/2010	BUY	1,903	$14.000
12/31/2009	BUY	5,107	$11.250
12/29/2009	Buy	5,700	$10.999
12/28/2009	Buy	20,657	$10.853
11/30/2009	Buy	658	$11.988
11/24/2009	Buy	1,300	$11.000
11/20/2009	Buy	4,042	$11.009
10/30/2009	Buy	1,227	$9.303
10/01/2009	Sell	100	$10.000
09/15/2009	Sell	403	$10.000
09/11/2009	Sell	20,000	$10.332
09/04/2009	Sell	124	$9.100
08/31/2009	Buy	500	$9.050
08/31/2009	Sell	1,000	$9.200
08/27/2009	Sell	100	$9.050
08/21/2009	Sell	577	$8.750
08/19/2009	Sell	223	$9.000
08/13/2009	Sell	4,091	$9.035
08/11/2009	Sell	35	$9.500
08/10/2009	Sell	795	$9.500
08/07/2009	Sell	379	$9.500
08/05/2009	Sell	600	$9.850
07/31/2009	Sell	300	$10.500
07/30/2009	Sell	1,900	$10.504
07/29/2009	Sell	2,100	$10.424
07/28/2009	Sell	3,000	$9.973
07/27/2009	Sell	1,000	$10.755
07/24/2009	Sell	1,900	$10.750
07/23/2009	Sell	1,000	$10.500
07/22/2009	Sell	1,515	$10.700
07/17/2009	Sell	100	$10.450
07/15/2009	Sell	1,000	$10.400
07/09/2009	Sell	110	$10.450
07/07/2009	Sell	390	$10.350
07/02/2009	Sell	800	$10.475
06/26/2009	Sell	185	$10.500

Date	Type	No. Shares	Price per Share

06/24/2009	Sell	1,433	$10.000
06/23/2009	Sell	1,067	$10.275
06/17/2009	Sell	983	$9.500
06/10/2009	Sell	500	$10.900
06/08/2009	Sell	600	$10.442
06/05/2009	Sell	900	$10.062
06/04/2009	Sell	55	$10.000
06/03/2009	Sell	100	$10.000
06/02/2009	Sell	500	$9.750
05/29/2009	Sell	500	$9.730
05/28/2009	Sell	100	$9.290
05/27/2009	Sell	200	$9.290
05/26/2009	Sell	700	$9.310
05/19/2009	Sell	500	$9.166
05/18/2009	Sell	4,800	$9.084
05/14/2009	Sell	900	$9.060
05/13/2009	Sell	1,262	$9.191
05/13/2009	Sell	1,000	$9.430
05/12/2009	Sell	500	$10.296
05/11/2009	Sell	5,000	$10.133
05/04/2009	Sell	200	$8.750
04/30/2009	Buy	100	$8.000
04/28/2009	Buy	5,700	$7.750
04/16/2009	Buy	73	$7.100
04/15/2009	Buy	697	$7.100
04/09/2009	Buy	17,000	$7.100
04/08/2009	Buy	100,000	$7.350
4/6/2009	Buy	230	$7.750

Mr. James Frank (member of a “group” with Arcadia Opportunity Master Fund, Ltd.)

Date	Type	No. Shares	Price per Share

12/30/09	Buy	100	$11.000
12/30/09	Buy	58	$10.970
12/28/09	Buy	184,650	$10.830
12/28/09	Buy	5,000	$10.996
12/28/09	Buy	4,450	$10.749
12/28/09	Buy	550	$10.750
12/24/09	Sell	100	$10.910
12/23/09	Sell	100	$11.144
12/23/09	Sell	100	$11.110
12/23/09	Sell	100	$11.104
12/23/09	Sell	100	$11.500
12/23/09	Sell	100	$11.250
12/23/09	Sell	50	$11.010
12/22/09	Sell	100	$11.100
12/22/09	Sell	100	$11.200
12/22/09	Sell	59	$11.000
12/22/09	Sell	41	$11.050
12/21/09	Sell	100	$11.000
12/21/09	Sell	100	$10.830
12/18/09	Sell	100	$10.800
12/18/09	Sell	100	$10.800
12/17/09	Sell	182	$11.650
12/17/09	Sell	100	$11.670
12/17/09	Sell	100	$11.800
12/17/09	Sell	100	$11.750
12/17/09	Sell	100	$11.750
12/16/09	Sell	18	$11.050
12/14/09	Sell	100	$10.970
12/14/09	Sell	100	$11.150
12/14/09	Sell	100	$11.050
12/10/09	Sell	133	$11.070
12/10/09	Sell	100	$11.070
12/10/09	Sell	100	$11.070
12/10/09	Sell	100	$11.200
12/10/09	Sell	67	$11.250

Date	Type	No. Shares	Price per Share

12/10/09	Buy	1,480	$11.247
12/10/09	Buy	520	$11.250
12/10/09	Buy	500	$11.250
12/10/09	Buy	500	$11.242
12/10/09	Buy	200	$11.250
12/09/09	Sell	159	$11.100
12/07/09	Sell	40	$11.650
12/04/09	Sell	1	$12.100
12/03/09	Sell	100	$11.850
12/03/09	Sell	100	$11.080
12/03/09	Sell	30	$10.890
12/02/09	Sell	170	$12.670
12/02/09	Sell	100	$12.670
12/02/09	Sell	100	$12.680
12/02/09	Sell	100	$12.100
12/01/09	Sell	100	$12.500
12/01/09	Sell	100	$12.420
11/30/09	Buy	450	$11.750
11/30/09	Buy	300	$11.750
11/25/09	Buy	250	$11.000
11/24/09	Buy	251	$11.000
11/24/09	Buy	200	$11.000
11/20/09	Buy	1,951	$10.743
11/20/09	Buy	549	$10.954
11/20/09	Buy	49	$10.750
11/19/09	Buy	5,600	$10.334
11/19/09	Buy	3,300	$10.500
11/19/09	Buy	680	$10.471
11/19/09	Buy	300	$10.480
11/18/09	Buy	550	$10.000
11/18/09	Buy	240	$9.710
11/18/09	Buy	100	$9.940
11/18/09	Buy	100	$9.950
11/18/09	Buy	100	$9.910
11/18/09	Buy	30	$9.985
11/02/09	Buy	65	$9.070
10/21/09	Buy	935	$9.510